Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Global Discovery Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.


                                                    Number of Votes:
                                                    ----------------

                   Director                  For                      Withheld
                   --------                  ---                      --------

      Paul Bancroft III                   8,607,700                   463,245

      Sheryle J. Bolton                   8,599,774                   471,171

      William T. Burgin                   8,612,240                   458,705

      Thomas J. Devine                    8,599,452                   471,493

      Keith R. Fox                        8,600,721                   470,224

      William H. Gleysteen, Jr.           8,607,221                   463,724

      William H. Luers                    8,597,647                   473,298

      Daniel Pierce                       8,613,949                   456,996

      Kathryn L. Quirk                    8,581,204                   489,741


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

          For             Against            Abstain         Broker Non-Votes*
          ---             -------            -------         -----------------

       8,394,813          429,470            246,662              203,961

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

          For             Against            Abstain         Broker Non-Votes*
          ---             -------            -------         -----------------

       8,397,029          752,157            417,172              186,292


                       27 - Scudder Global Discovery Fund

4. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  diversification                   7,911,548            585,998              369,438             203,961

       4.2  borrowing                         7,869,198            640,453              357,333             203,961

       4.3  senior securities                 7,899,167            602,779              365,038             203,961

       4.4  commodities                       7,879,634            626,028              361,322             203,961

       4.5  concentration                     7,901,015            597,924              368,045             203,961

       4.6  underwriting of securities        7,916,486            587,751              362,747             203,961

       4.7  investment in real estate         7,918,867            466,441              481,676             203,961

       4.8  lending                           7,894,547            484,822              487,615             203,961

5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         8,564,639                   173,363                    332,943


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                       28 - Scudder Global Discovery Fund